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                                  EXHIBIT m.(v)

     Amendment Number 4 to Rule 12b-1 Distribution Plan for Class IB Shares
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                              AMENDMENT NUMBER 4 TO
                RULE 12b-1 DISTRIBUTION PLAN FOR CLASS IB SHARES


         Pursuant to the Rule 12b-1 Distribution Plan for Class IB Shares between Hartford Series Fund, Inc. and Hartford Securities Distribution Company, Inc. dated January 22, 1998, as amended (the "Distribution Plan"), Hartford Focus HLS Fund, Hartford International Capital Appreciation HLS Fund, Hartford International Small Company HLS Fund, Hartford MidCap Value HLS Fund and Hartford Value HLS Fund are hereby included as additional Funds. All provisions in the Distribution Plan shall also apply to Hartford Focus HLS Fund, Hartford International Capital Appreciation HLS Fund, Hartford International Small Company HLS Fund, Hartford MidCap Value HLS Fund and Hartford Value HLS Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 30th day of April, 2001.


                           HARTFORD SERIES FUND, INC.
                           on behalf of:
                           Hartford Focus HLS Fund
                           Hartford International Capital Appreciation HLS Fund Hartford International Small Company HLS Fund Hartford MidCap Value HLS Fund
                           Hartford Value HLS Fund


                           By:  /s/ David M. Znamierowski
                                -----------------------------------------------
                                    David M. Znamierowski
                                    President



                           Hartford Securities Distribution Company, Inc.


                           By:  /s/ Peter W. Cummins
                                -----------------------------------------------
                                    Peter W. Cummins
                                    Senior Vice President